UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2012

RED MOUNTAIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54444	27-1739487
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2515 McKinney Avenue, Suite 900 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 871-0400

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 30, 2012, Red Mountain Resources, Inc. (the “Company”) terminated the Purchase and Sale Agreement, dated May 9, 2012 (the “Purchase Agreement”), by and among The Kenneth R. Swan Irrevocable Asset Trust, dated June 16, 2011, The Kenneth R. Swan Grantor Retained Annuity Trust, dated August 17, 2011, The Rebecca C. Swan Irrevocable Asset Trust, dated June 16, 2011, The Rebecca C. Swan Grantor Retained Annuity Trust, dated August 17, 2011 (collectively, the “Sellers”), Swan Production Management Company, LLC (the “General Partner”) and the Company. The Company terminated the Purchase Agreement pursuant to its right to terminate the Agreement at any time and for any reason. No material early termination penalties were incurred by the Company in connection with the termination of the Purchase Agreement.

A description of the material terms of the Purchase Agreement can be found in the Company’s Current Report on Form 8-K filed on May 11, 2012, which description is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 3, 2012

RED MOUNTAIN RESOURCES, INC.

		By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer

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